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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported) July 29, 1998.


                 GRAHAM-FIELD HEALTH PRODUCTS, INC.
             (Exact name of registrant as specified in its charter)


           Delaware                 0-8801 NY             11-2578230
 (State or other jurisdiction      (Commission           (IRS Employer
         of incorporation)         File Number)        Identification No.)


400 Rabro Drive East, Hauppauge, New York                  11788
 (Address of principal executive offices)                (Zip Code)


Registrant's telephone number, including area code  (516) 582-5900


                                 Not Applicable
         (Former name or former address, if changed since last report.)
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ITEM 5.           OTHER EVENTS.

                  On July 29, 1998, Irwin Selinger resigned as Chairman of the Board, Chief Executive Officer and President of Graham-Field Health Products, Inc. (the "Company"), and entered into a separation agreement (the "Separation Agreement") with the Company. For a description of the terms and provisions of the Separation Agreement, See Exhibit 10.

                  Simultaneously with Mr. Selinger's resignation, Rodney F. Price, the Chairman of Thistle Hotels PLC and a consultant to Brierley Investments Ltd., a New Zealand investment holding company, was appointed Chairman of the Board and Chief Executive Officer of Graham-Field. Mr. Price was formerly the Chairman of Everest & Jennings International Ltd. and an executive director of Brierley. Brierley currently holds approximately 24% of the voting power of the capital stock of Graham-Field. Paul Bellamy, the Chief Financial Officer of the Company was named interim President and Chief Operating Officer.

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ITEM 7.  EXHIBITS


(c)          EXHIBIT NO.               DESCRIPTION


             10 Separation Agreement dated as of July 29, 1998, by and between Irwin Selinger and Graham-Field Health Products, Inc.

             99                        Press Release, dated July 30, 1998.









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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         GRAHAM-FIELD HEALTH PRODUCTS, INC.



Date:  August 11, 1998                    By: /s/Rodney F. Price
                                              ------------------
                                              Name:  Rodney F. Price
                                              Title: Chairman of the Board and
                                                     Chief Executive Officer




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                                  EXHIBIT INDEX



ITEM NO.                            DESCRIPTION


10                        Separation Agreement dated as of July
                          29, 1998, by and between Irwin
                          Selinger and Graham-Field Health
                          Products, Inc.

99                        Press Release, dated July 30, 1998.




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